Exhibit 10.39
CORNERSTONE BIOPHARMA HOLDINGS, INC.
Nonstatutory Stock Option Agreement
Granted Under 2005 Stock Incentive Plan
1. Grant of Option.
     This agreement evidences the grant by Cornerstone BioPharma Holdings, Inc., a Delaware corporation (the “Company”), on [Grant Date] (the “Grant Date”) to [Participant] (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2005 Stock Incentive Plan (the “Plan”), a total of [Number] shares (the “Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”) at $[Option Price] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [Final Exercise Date] (the “Final Exercise Date”).
     It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2. Vesting Schedule.1
3. Exercise of Option.
     (a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
     (b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, or officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).
     (c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the

[1]	Insert appropriate time-based vesting schedule.

non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.
     (d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.
     (e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.
4. Agreement in Connection with Public Offering.
     The Participant agrees, in connection with the initial and any other underwritten public offering of the Company’s securities pursuant to a registration statement under the Securities Act, (i) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock held by the Participant (other than those shares included in the offering) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company’s securities for such number of days (not to exceed 180 days) from the effective date of such registration statement as the managing underwriters or the Company may require, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.

5. Withholding.
     No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option. At such time as the Common Stock shall be registered under the Exchange Act, Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock owned by Participant valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to Participant.
6. Nontransferability of Option.
     This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.
7. Provisions of the Plan.
     This option is subject to all of the provisions of the Plan, including any sub-plans authorized thereunder pursuant to the provisions of the Plan. A copy of the Plan is furnished to the Participant with this option.
[signature page follows]

[Signature Page to Nonstatutory Stock Option Agreement]
     IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CORNERSTONE BIOPHARMA HOLDINGS, INC.

Dated: [Date]	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE
     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

PARTICIPANT:

Printed Name:

Address: